UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 20)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

May 20, 1988
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
Metromedia Company disclaims membership in a group although           (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          WC

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              8,768,000 (includes 1,432,260 shares issuable
                              upon exercise of currently exercisable
                              warrants)
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    8,768,000 (includes 1,432,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants)

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          8,768,000 (includes 1,432,260 shares issuable upon exercise of currently exercisable warrants)

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          46.6%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                (a)
John W. Kluge disclaims membership in a group although               (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              8,788,000.  Includes 20,000 shares owned
                              directly and 8,768,000 shares (including
                              1,432,260 shares issuable upon exercise of
                              currently exercisable warrants) beneficially
                              owned through Metromedia Company).
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    8,788,000.  Includes 20,000 shares owned
     WITH                     directly and 8,768,000 shares (including
                              1,432,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          8,788,000. Includes 20,000 shares owned directly and 8,768,000 shares (including 1,432,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          46.7%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Stuart Subotnick - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
Stuart Subotnick disclaims membership in a group although             (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              8,768,000 (includes 1,432,260 shares issuable
                              upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia Company
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    8,768,000 (includes 1,432,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia Company

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          8,768,000 (includes 1,432,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          46.6%

14   TYPE OF REPORTING PERSON

          IN

          This Amendment No. 20 supplements the Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986, Amendment No. 2 thereto filed on November 4, 1986, Amendment No. 3 thereto filed on January 2, 1987, Amendment No. 4 thereto filed on April 7, 1987, Amendment No. 5 thereto filed on October 27, 1987, Amendment No. 6 thereto filed on October 30, 1987, Amendment No. 7 thereto filed on November 23, 1987, Amendment No. 8 thereto filed on December 15, 1987, Amendment No. 9 thereto filed on January 20, 1988, Amendment No. 10 thereto filed on January 22, 1988, Amendment No. 11 filed on February 1, 1988, Amendment No. 12 filed on February 10, 1988, Amendment No. 13 filed on February 11, 1988, Amendment No. 14 filed on February 12, 1988, Amendment No. 15 filed on February 19, 1988, Amendment No. 16 filed on March 1, 1988, Amendment
No. 17 filed on April 11, 1988, Amendment No. 18 filed on April 14, 1988 and Amendment No. 19 filed on April 18, 1988 in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the
Schedule 13D):


Item 3.  Source and Amount of Funds or Other Consideration.

          Item 3 is hereby amended by adding thereto the following paragraph:

          The aggregate cost of the 131,100 shares of Orion
Common Stock purchased by Company in the open market since the transactions reflected on the most recent filing on
Schedule 13D were paid out of working capital of Company.


Item 4.  Purpose of Transaction.

          Item 4 is hereby amended by adding thereto the following paragraphs:

          On May 20, 1988, Metromedia informed Orion that it had agreed in principle with Sumner Redstone, National Amusements, Inc., Viacom International Inc. and the Estate of Michael Redstone to acquire the 2,819,800 shares of Orion Common Stock and the 2,762,500 Warrants to Purchase Common Stock held by such persons for a purchase price of $17 per share and $11 per Warrant (the Warrants are exercisable at $6 per share). The purchase is subject to clearance under the H-S-R Act and to the entering into of definitive documentation.

          On May 20, 1988, Metromedia filed with the Federal Trade Commission and the Department of Justice a Notification and Report Form pursuant to the H-S-R Act in which Metromedia indicated that it is filing for the 50% notification threshold and that it intends to consummate the acquisition described in the preceding paragraph and thereby exceed the 50% ownership threshold.

          Upon consummation of such acquisition, Metromedia would own 10,155,540 shares of Orion Common Stock and 4,194,760 Warrants to purchase Common Stock, or 66.6% of the class of Common Stock (assuming exercise of all Orion warrants held by Metromedia). At such time, each of Metromedia, John W. Kluge and Stuart Subotnick would be controlling persons of Orion within the meaning of the Exchange Act.

          It is expected that, upon consummation of such acquisition, Mark M. Weinstein, Vice President and General
Counsel of Viacom International Inc., would resign from the Orion Board of Directors and that the number of directors would thereby be reduced from 11 to 10.

          Metromedia may make additional purchase of or may dispose of Orion Common Stock either in the open market or in private transactions, dependent upon Metromedia's valuation of Orion's business, prospects and financial condition, the market for the Common Stock, other opportunities available to Metromedia, general economic conditions, money and stock market conditions and other future developments.

          Other than as set forth above, Metromedia currently has no plans or proposals that will relate to or result in any of the matters described in clauses
(a) through (j) of Item 4 of Schedule 13D.


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is amended in full by substituting therefor the following paragraphs:

          Company, Mr. Kluge and Mr. Subotnick each own (beneficially or otherwise) 8,768,000 shares of Orion Common Stock, which figure includes 1,432,260 shares issuable upon the exercise of Orion warrants. Such 8,768,000 shares constitute approximately 46.6% of the outstanding shares of Orion Common Stock (assuming exercise of all Orion warrants held by Company).

          Mr. Kluge owns directly an additional 20,000 shares of Orion Common Stock. The wife of Stuart Subotnick also owns 15,000 shares of Orion Common Stock; Mr. Subotnick disclaims beneficial ownership of such shares.

Item 6.   Contracts, Arrangements, Understandings
          or Relationships With Respect to
          Securities of the Issuer.

          Item 6 is hereby amended by adding thereto the following paragraph:

          As referred to in Item 4, Metromedia has entered into an oral agreement-in-principle with Sumner Redstone, National Amusements, Inc., Viacom International Inc. and the Estate of Michael Redstone to acquire the 2,819,800 shares of Orion Common Stock and the 2,762,500 Warrants to purchase Common Stock held by such persons for a purchase price of $17 per share and $11 per Warrant (which are exercisable at $6 per share). The purchase is subject to clearance under the H-S-R Act and to the entering into of definitive documentation


Item 7.  Material to be Filed as Exhibits.

          Item 7 is hereby amended by adding thereto the following:

          Exhibit 20 -   Open-market Purchases of Orion
                         Common Stock

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:    May 23, 1988


                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. Kluge
                         John W. Kluge



                         /s/ Stuart Subotnick
                         Stuart Subotnick